Exhibit 99.1

FOR MORE INFORMATION, CONTACT:
Dan Swenson
Senior Director, Investor Relations & Corporate Communications
847/405-2515
NEWS FOR IMMEDIATE RELEASE	dswenson@cfindustries.com

Terra Nitrogen Company, L.P. Reports Second Quarter 2012 Results and Announces Cash Distribution

DEERFIELD, IL (August 6, 2012)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $154.8 million on net sales of $195.6 million for the second quarter ended June 30, 2012.  This compares to net earnings of $128.9 million on net sales of $198.6 million for the 2011 second quarter.  Net income allocable to common units was $86.5 million ($4.67 per common unit) and $73.1 million ($3.95 per common unit) for the 2012 and 2011 second quarters, respectively.  Results for the second quarter of 2012 included an unrealized non-cash mark-to-market gain on natural gas derivatives of $13.8 million compared to a loss of $3.8 million in the second quarter of 2011.

For the first six months of 2012, TNCLP reported net earnings of $279.0 million on net sales of $392.5 million.  This compares to net earnings of $249.8 million on net sales of $394.6 million for the first six months of 2011.  Net earnings allocable to common units was $156.4 million ($8.45 per common unit) and $139.7 million ($7.55 per common unit) for the first six months of 2012 and 2011, respectively.  Results for the first six months of 2012 included a $2.5 million unrealized non-cash mark-to-market gain on natural gas derivatives compared to a loss of $2.6 million for the first six months of 2011.

Analysis of Results

Net sales for the 2012 second quarter totaled $195.6 million, compared to sales of $198.6 million for the 2011 second quarter.  This decrease was due to lower ammonia and UAN average selling prices and lower ammonia sales volume, which were mostly offset by higher UAN sales volumes.  The decrease in ammonia selling prices resulted from a change in end-market customer mix toward industrial versus agricultural sales for the second quarter of 2012 as compared to the second quarter of 2011.  The decrease in UAN selling prices was due to increased industry-wide supply in the marketplace compared to the same period last year.  The decrease in ammonia volume was due to the early start of the application season and strong first quarter sales which led to less inventory being available for sale entering the second quarter of 2012.  The increase in UAN volume was due to strong demand based on a large number of planted acres and the Partnership having a higher inventory level available for sale entering the second quarter of 2012 than it had a year ago.

Comparing the 2011 to the 2012 second quarter, TNCLP’s:

•      Ammonia and UAN average selling prices decreased by 4 and 6 percent, respectively.

•      Ammonia sales volumes decreased by 7 percent, while UAN sales volumes increased by 8 percent.

•      Realized natural gas costs per mmBtu decreased by 27 percent.

Gross margin for the second quarter of 2012 was $158.8 million as compared to $132.8 million in 2011.  Gross margin for the second quarter of 2012 was impacted by the unrealized non-cash mark-to-market gain on natural gas derivatives of $13.8 million, compared to a loss of $3.8 million in 2011.

Cash Distribution

TNCLP today reported the declaration of a cash distribution for the quarter ended June 30, 2012, of $4.21 per common limited partnership unit payable August 29, 2012, to holders of record as of August 17, 2012.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that effectively is connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the General Partner when cumulative distributions exceed targeted levels. With this distribution, TNCLP cumulative distributions continue to exceed targeted levels.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma, manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements

All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond TNCLP’s control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from expectations include, among others:

•      risks related to TNCLP’s reliance on one production facility;

•      the cyclical nature of TNCLP’s business;

•      the global commodity nature of TNCLP’s fertilizer products, the impact of global supply and demand on TNCLP’s selling prices, and the intense global competition in the consolidating markets in which the partnership operates;

•      conditions in the U.S. agricultural industry;

•      the volatility of natural gas prices in North America;

•      reliance on third party transportation providers;

•      weather conditions;

•      potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•      future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

•      CF Industries’ ability to implement a new enterprise resource planning system and complete other system integration activities;

•      TNCLP’s inability to predict seasonal demand for its products accurately;

•      risks involving derivatives and the effectiveness of TNCLP’s risk measurement and hedging activities;

•      limited access to capital;

•      acts of terrorism and regulations to combat terrorism;

•      deterioration of global market and economic conditions;

•      risks related to TNCLP’s dependence on and relationships with CF Industries;

•      control of TNCLP’s General Partner by CF Industries;

•      the conflicts of interest that may be faced by the executive officers of TNCLP’s General Partner, who operate both TNCLP and CF Industries; and

•      changes in TNCLP’s treatment as a partnership for U.S. or state income tax purposes.

More detailed information about factors that may affect TNCLP’s performance may be found in its filings with the Securities and Exchange Commission, including its most recent periodic reports filed on Form 10-K and Form 10-Q, which are available through CF Industries’ Web site. Forward-looking statements are given only as of the date of this release and TNCLP disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

	(unaudited)
	June 30,	December 31,
	2012	2011
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$172.7	$179.8
Demand deposits with affiliates of the General Partner	2.3	8.6
Accounts receivable, net	0.7	0.6
Inventories, net	20.0	17.3
Prepaid expenses and other current assets	0.1	—
Total current assets	195.8	206.3

Property, plant and equipment, net	90.4	87.8
Other assets	6.5	6.6
Total assets	$292.7	$300.7

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$16.2	$18.4
Other current liabilities	9.5	12.0
Total current liabilities	25.7	30.4

Noncurrent liabilities	1.4	1.0

Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	233.4	234.8
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	1.1	1.1
General partner’s interest	31.1	33.4
Total partners’ capital	265.6	269.3
Total liabilities and partners’ capital	$292.7	$300.7

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	(in millions, except per unit amounts)
Net sales:
Product sales to an affiliate of the General Partner	$195.4	$198.2	$391.9	$394.0
Other income from an affiliate of the General Partner	0.2	0.2	0.3	0.4
Other income	—	0.2	0.3	0.2
Total	195.6	198.6	392.5	394.6

Cost of goods sold:
Materials, supplies and services	31.1	61.3	93.9	127.1
Services provided by the affiliates of the General Partner	5.7	4.5	10.6	9.6
Gross margin	158.8	132.8	288.0	257.9
Selling, general and administrative services provided by the affiliates of the General Partner	3.8	3.5	7.5	7.0
Other general and administrative expenses	0.2	0.4	1.5	1.1

Earnings from operations	154.8	128.9	279.0	249.8

Net earnings	$154.8	$128.9	$279.0	$249.8

Allocation of net earnings:
General Partner	$66.8	$54.5	$119.9	$107.7
Class B Common Units	1.5	1.3	2.7	2.4
Common Units	86.5	73.1	156.4	139.7
Net earnings	$154.8	$128.9	$279.0	$249.8

Net earnings per common unit	$4.67	$3.95	$8.45	$7.55

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

(unaudited)

	2012		2011
	Sales	Average	Sales	Average
Three months ended	Volumes	Price	Volumes	Price
June 30,	(000 tons)	($/ton)	(000 tons)	($/ton)
Ammonia	89	$478	96	$499
UAN[1]	521	$292	484	$310

	2012		2011
	Sales	Average	Sales	Average
Six months ended	Volumes	Unit Price	Volumes	Unit Price
June 30,	(000 tons)	($/ton)	(000 tons)	($/ton)
Ammonia	184	$498	204	$455
UAN[1]	1,027	$292	1,068	$281

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Natural Gas Costs/MMBtu[2]	$3.06	$4.19	$3.21	$4.24

1  The nitrogen content of UAN is 32% by weight.

2  Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.